EXHIBIT 3.13

                               ARTICLES OF REVIVAL

                               SEPTEMBER 15, 1996

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                                                                         FORM 15

                            BUSINESS CORPORATIONS ACT

                                  (SECTION 201)

                               ARTICLES OF REVIVAL

ALBERTA REGISTRIES

1.       NAME OF THE CORPORATION          2.      ALBERTA CORPORATE ACCESS NO

LEADER MINING INTERNATIONAL INC.                  20560582

3.    REASON FOR DISSOLUTION

DISSOLVED FOR NOT FILING ANNUAL RETURN FOR 1995.

4.  STATE  YOUR  INTEREST  IN THE  CORPORATION  AND WHY YOU SEEK  REVIVAL OF THE
CORPORATION:

CORPORATE SECRETARY AND DIRECTOR

DISSOLUTION NOT INTENDED


5.       NAME OF APPLICANT                 6.    ADDRESS OF APPLICANT

          MANISH BINDAL                          SUITE 530, 400 FIFTH AVENUE SW
                                                 CALGARY, ALBERTA
                                                 T2P OL6

7.   SIGNATURE OF APPLICANT                                DATE

/S/_____________________________________               SEPTEMBER 16,1996




FOR DEPARTMENTAL.USE ONLY